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                                                                    EXHIBIT 10.8


                           SILVERSTREAM SOFTWARE, INC.
               NONSTATUTORY STOCK OPTION CERTIFICATE GRANTED UNDER THE AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
               --------------------------------------------------

     This Certificate evidences the grant by SilverStream Software, Inc., a Delaware corporation (the "Company"), to the person named below (the "Participant"), of an option to purchase, in whole or in part, shares of common stock (the "Shares"), $.001 par value per share, of the Company ("Common Stock") exercisable on the following terms and conditions and those set forth on the reverse of this Certificate and in the Company's Amended and Restated 1997 Stock Incentive Plan (the "Plan"). It is intended that the option evidenced by this Certificate shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

     Name of Participant:                        Steve Benfield
     Number of Shares:                                   10,000
     Exercise Price Per Share:                            $4.80
     Grant Date:                              February 28, 2002

     Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date").

Vesting Schedule.

     The option will become exercisable ("vest") as to 25% of the original number of Shares on the date that is 180 days after the Grant Date (the "First Vesting Date") and as to an additional 6.25% of the original number of Shares at the end of each successive full three-month period following the First Vesting Date until fully vested. This option shall expire upon, and will not be exercisable after, the Final Exercise Date. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option pursuant to its terms.

     The immediately preceding paragraph to the contrary notwithstanding, in the event of (a) a merger or consolidation of the Company with or into another entity, (b) the sale of all or substantially all of the assets of the Company, or (c) the acquisition by another entity of at least fifty percent (50%) of the Company's then-outstanding voting stock (each an "Acquisition Event"), then (x) fifty percent (50%) of the then-unvested Shares granted hereunder shall automatically vest and become immediately exercisable as of a date (the "Accelerated Vesting Date") prior to the effective date of the Acquisition Event as specified by the Board of Directors of the Company prior to such effective date and (y) the balance of any then-unvested Shares granted hereunder (after giving effect to subsection (x) of this paragraph) shall vest, pro rata, over a period of time that is 50% of the vesting period then remaining before giving effect to the Acquisition Event. At least 10 business days prior to the effective date of the Acquisition Event (but in any event not later than the Accelerated Vesting Date), the Company shall give the Participant notice of such Acquisition Event and advise the Participant of his or her right to exercise the Shares accelerated by the occurrence of such Acquisition Event.

     By acceptance of this option, the Participant agrees to the terms and conditions hereof and acknowledges receipt of a copy of the Amended and Restated 1997 Stock Incentive Plan.

                                       SILVERSTREAM SOFTWARE, INC.

Date: February 28, 2002                By:
                                          ----------------------------------
                                          Name:  Charles C. Cabot III
                                          Title: Vice President, Human Resources